CONVERSION AGREEMENT

This Conversion Agreement (the “Agreement”) is dated July 6, 2006 by and between MEDecision, Inc., a Pennsylvania corporation (the “Company”), and the undersigned (the “Holder”).

Background

A. The Holder owns shares of the Company’s Series B Preferred Stock and/or Series C Preferred Stock (collectively, the “Preferred Stock”). The Holder wishes to convert (the “Conversion”) that number of shares of Series B Preferred Stock and/or Series C Preferred Stock, as the case may be, as set forth on the signature page of this Agreement pursuant to the terms of this Agreement. The shares of the Company’s Common Stock (the “Common Stock”) issuable upon conversion of not more than 31.5% of the Holder’s Series B Preferred Stock and not more than 31.5% of the Holder’s Series C Preferred Stock, (the “Eligible Conversion Shares”) will include accrued but unpaid dividends on such shares of Preferred Stock as of the time of Conversion.

B. The Holder desires to waive the Holder’s rights to the benefit of Sections 4.2(b)(vi)(A) and 4.3(b)(vi)(A) of the Company’s Articles of Incorporation (the “Articles”) regarding elective conversions of securities, pursuant to the terms of this Agreement.

C. Certain amendments to the Articles (such amendments, the “Amendments”), a copy of which is attached hereto as Exhibit A, have been adopted by the Company’s Board of Directors and the holders of not less than 60% of the holders of each of the Company’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

Terms

In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Holder agree as follows:

1. Conversion of Shares of Series B Preferred Stock and/or Shares of Series C Preferred Stock. The Holder hereby elects to convert that number of shares of Series B Preferred Stock and/or Series C Preferred Stock as indicated by the Holder on the signature page to this Agreement (collectively, the “Conversion Shares”) at a conversion price of $3.75 for the Series B Preferred Stock and at a conversion price of $1.13 for the Series C Preferred Stock, pursuant to the formula set forth in Section 4.2(b)(vi)(A) of the Amendments with respect to the conversion of Series B Preferred Stock and Section 4.3(b)(vi)(A) of the Amendments with respect to the conversion of Series C Preferred Stock. The calculation utilized to determine the number of shares of Common Stock issuable in the Conversion includes the value of the accrued and unpaid dividends on the Conversion Shares. The Holder understands that, subject to the terms and conditions of this Agreement, the Company currently intends to pay all accrued but unpaid dividends on any Conversion Share which is not an Eligible Conversion Share in cash upon the conversion of the underlying Conversion Share. Notwithstanding Sections 4.2(b)(vi)(D) and 4.3(b)(vi)(D) of the Articles, the Conversion of any Conversion Shares shall be effective immediately after the later of (a) the acceptance of the Amendments for filing by the Department of State of the Commonwealth of Pennsylvania and (b) the initial filing of a Registration Statement on Form S-1 with the U.S. Securities and Exchange Commission for the initial public offering of the Common Stock (a “Registration Statement”).

2. Conversion Deliverables. In order to effect the Conversion of the Conversion Shares as contemplated in this Agreement, the Holder must deliver:

a.	an executed copy of this Agreement with the information required by the signature page to this Agreement indicated thereon;
b.	original stock certificates representing all Conversion Shares;
c.	one stock power, the form of which is attached hereto as Exhibit B, executed in blank for each certificate representing Conversion Shares; and
d.	one executed copy of the Amendment to Third Amended and Restated Shareholders Agreement, a copy of which is attached hereto as Exhibit C to MEDecision, Inc., 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania 19087, via Facsimile: (610) 540-0272, Attn: Carl E. Smith with original versions of such documents to be delivered to the Company as soon as possible thereafter (but not later than July 17, 2006) (with a copy to (which shall not constitute the Conversion Notice) Pepper Hamilton LLP, 3000 Two Logan Square, Eighteenth and Arch Streets, Philadelphia, Pennsylvania 19103, via Facsimile: (215) 981-4750, Attention: David S. Yoon, Esq.) not later than 5:00 p.m., EDT on July 12, 2006.

3. Issuance of Stock Certificates; Payment of Accrued but Unpaid Dividends. Subject to the terms and conditions of this Agreement, after the Conversion, the Company shall:

a. issue and deliver to the Holder one Common Stock share certificate in the name of the Holder representing the aggregate number of whole shares of Common Stock into which (i) the Conversion Shares have converted and (ii) the accrued but unpaid dividends on the Eligible Conversion Shares have converted; and

b. issue and deliver to the Holder one or more share certificates in the name of the Holder representing any shares of Series B Preferred Stock or Series C Preferred Stock that were represented by one or more share certificates delivered to the Company in connection with the Conversion but which were not converted to Common Stock in the Conversion.

4. Waiver and Modification of Rights under the Articles.

a. The Holder hereby waives all rights with respect to any shares of Series B Preferred Stock or Series C Preferred Stock set forth in Section 4.2(b)(vi)(A) of the Articles, with respect to voluntary conversion of Series B Preferred Stock, and Section 4.3(b)(vi)(A) of the Articles, with respect to voluntary conversion of Series C Preferred Stock, and the Holder agrees not to request conversion of any such shares other than the Conversion Shares, until the earlier of (i) March 30, 2007, or (ii) the time that the Company applies to the U.S. Securities and Exchange Commission to withdraw the Registration Statement.

b. The Holder acknowledges and understands that the Amendments will result in certain modifications to the rights, privileges and preferences of the Preferred Stock holders, including, without limitation, those modifications summarized on Exhibit D attached hereto.

5. Representations, Warranties and Acknowledgements of the Holder.

a. If a natural person, the Holder (i) is at least 21 years old and of full legal capacity to execute and deliver this Agreement and any other agreements, instruments and other documents contemplated by this Agreement and (ii) does not have any disability that would affect the enforceability of this Agreement or any agreement or document contemplated by this Agreement or the performance of the Holder’s obligations hereunder or thereunder.

b. If a corporation, limited partnership, partnership, limited liability company or other entity or association, the Holder has all requisite power and authority to execute, deliver and perform this Agreement in accordance with its terms.

c. The Holder owns all of the Conversion Shares, free of all liens, restrictions and encumbrances, except for such liens, restrictions and encumbrances imposed by that certain Third Amended and Restated Shareholders Agreement among the Company and the Shareholders party thereto (as such term is defined therein) dated January 11, 2002 (the “Shareholders Agreement”), that certain Second Amended and Restated Registration Rights Agreement among the Company and the other parties thereto dated September 25, 2001 (the “Registration Rights Agreement”), the Articles and federal and state securities laws, as each may be amended, supplemented and modified from time to time.

d. The values of the Conversion Shares and the shares of Common Stock issuable upon the Conversion pursuant to this Agreement are speculative in nature. The Holder acknowledges that the Company may never consummate an initial public offering of the Common Stock and that even if an initial public offering is completed, the market price of the Common Stock is subject to fluctuation and may be less than or greater than the conversion price of the Preferred Stock converted pursuant to the Conversion.

e. The Common Stock issuable hereunder has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities or “Blue Sky” laws. The Company has no obligation to register the Common Stock for resale under any federal or state securities laws, or to take any action (including the filing of reports or the publication of information required by Rule 144 under the Securities Act) which would make available any exemption from the registration requirements of such laws. The Common Stock issuable hereunder may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement for the Common Stock under the Securities Act or unless an exemption from such registration is available and in such case, only in compliance with such exemption as well as the Shareholders Agreement, the Registration Rights Agreement and the Articles, as each may be amended, supplemented and modified from time to time. It is possible that the Holder, therefore, may be precluded from selling or otherwise transferring or disposing of any Common Stock received pursuant to this Agreement and may therefore have to bear the economic risk of investment in such securities for an indefinite period.

f. The Holder has carefully considered the information and risk factors set forth in the draft version of the Registration Statement dated June 30, 2006 which the Company plans to file with the U.S. Securities and Exchange Commission in its initial public offering of its Common Stock, a copy of which is attached hereto as Exhibit E, in entering into this Agreement and understands that an election of Conversion involves a degree of risk due to, among other things, the current illiquidity of the Common Stock. The information set forth in the Registration Statement, as well as the fact that the Company is currently contemplating an initial public offering of its Common Stock, are highly confidential and none of (i) the fact that the Company is currently contemplating an initial public offering of Common Stock, (ii) the Registration Statement, or (iii) the information set forth in the Registration Statement, will be disclosed by the Holder to anyone. The Holder acknowledges that the Registration Statement is being provided to the Holder in the interest of time, prior to its finalization and will be revised and updated from time to time without notice to the Holder.

g. The Holder shall not attempt to sell, transfer or otherwise dispose of all or any portion of the shares of Common Stock issuable hereunder in the absence of an effective registration statement or an opinion of reputable securities counsel satisfactory in form and substance to the Company and its counsel that such proposed sale, transfer or other disposition would not be in violation of the Securities Act.

h. The Holder shall not be entitled to cancel, terminate or revoke, in whole or in part, the Holder’s Conversion election. The Holder acknowledges that the Company’s ability to perform its agreements and obligations set forth herein is subject to the filing of Amendments with the Department of State of the Commonwealth of Pennsylvania.

6. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without regard to the rules of conflicts of laws of the Commonwealth of Pennsylvania or any other jurisdiction.

7. Counterparts. This Agreement may be executed in multiple counterparts, whether by facsimile or otherwise, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Conversion Agreement has been duly executed and delivered by each party hereto as of the date first written above.

MEDECISION, INC.
By:

Name:

Title:

HOLDER Entity Name (if applicable):

By:

Name:

Date:

(Holder must indicate below the desired percentage of holdings to be converted. To the extent that no indication is provided below with respect to either or both the Series B Preferred Stock and/or the Series C Preferred Stock, the Holder will be deemed to have not elected to convert any shares of such Series of Preferred Stock):

Subject to the terms and conditions of this Agreement, the Holder, intending to be legally bound, hereby irrevocably elects to convert:

That number of whole shares of Series B Preferred Stock constituting _____% of the shares of Series B Preferred Stock of the Company owned by the Holder.

That number of whole shares of Series C Preferred Stock constituting _____% of the shares of Series C Preferred Stock of the Company owned by the Holder.

PLEASE INCLUDE ALL SHARE CERTIFICATES REPRESENTING CONVERSION SHARES AND A SEPARATE STOCK POWER, THE FORM OF WHICH IS ATTACHED TO THIS AGREEMENT, FOR EACH SUCH SHARE CERTIFICATE REPRESENTING CONVERSION SHARES.